EXHIBIT (a)(1)(vi)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SERIES B SHARES INCLUDING SERIES B SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

OF

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

AT

Ps.24.52 PER SERIES B SHARE

AND

THE U.S. DOLLAR EQUIVALENT OF Ps.122.6 PER AMERICAN DEPOSITARY SHARE

BY

BANCO SANTANDER, S.A.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

To Our Clients:

Enclosed for your consideration are an offer to purchase, dated February 7, 2023 (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”) and the related ADS letter of transmittal (as it may be amended or supplemented from time to time, the “ADS Letter of Transmittal”) corresponding to the U.S. offer to purchase (the “U.S. Offer”) all the issued and outstanding (i) Series B shares (the “Series B Shares”) of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (the “Company”) and (ii) American Depositary Shares (each of which represents five Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), in each case other than any Series B Shares or ADSs owned directly or indirectly by Purchaser, for Ps.24.52 in cash per Series B Share, or the U.S. dollar equivalent of Ps.122.6 (based on the U.S.$/Ps. exchange rate on the Expiration Date (as defined in the U.S. Offer to Purchase) as published in the Mexican Federal Official Gazette (Diario Oficial de la Federación) by the Mexican Central Bank (Banco de México)) in cash per ADS (the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions, set forth in the U.S. Offer to Purchase and the related materials, including the ADS Letter of Transmittal and the acceptance for Series B Shares (the “Acceptance for Series B Shares”), which, together with any amendments or supplements, collectively constitute the “U.S. Offer.” The ADSs were issued under a facility created pursuant to the Amended and Restated Deposit Agreement, dated as of October 1, 2022, by and among the Company, Citibank, N.A., as ADS Depositary (the “Depositary”), and all holders and beneficial owners from time to time of ADSs issued thereunder (such Amended and Restated Deposit Agreement, as further amended or amended and restated from time to time, the “Deposit Agreement”). All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the related the ADS Letter of Transmittal.

Your attention is directed to the following:

1.	The U.S. Offer commenced on February 7, 2023 and will expire at 5:00 p.m., New York City time, on March 8, 2023, unless extended.

2.	The U.S. Offer is subject to the satisfaction or waiver of the conditions described in “The U.S. Offer―Section 11. Conditions to the U.S. Offer” of the U.S. Offer to Purchase.

3.	Purchaser will not pay any brokerage fees or commissions to any broker or dealer or to any other person in connection with the solicitation of tenders of ADSs or Series B Shares pursuant to the U.S. Offer except as set forth under “The U.S. Offer—Section 14. Fees and Expenses” of the U.S. Offer to Purchase. Brokers, dealers, commercial banks, trust companies and other securities intermediaries will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

4.	If required by U.S. federal income tax laws, Citibank, N.A. (the “Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the U.S. Offer.

5.	To validly tender ADSs, send the ADS Letter of Transmittal properly completed and duly executed bearing an original signature (with any required signature guarantees), and all other required documents (including American Depositary Receipts evidencing tendered ADSs, if applicable), to the Tender Agent at one of its addresses set forth at the end of the U.S. Offer to Purchase as soon as possible and in any event before 5:00 p.m., New York City time, on the Expiration Date.

a.	In order for a book-entry transfer of ADSs held through a broker or other securities intermediary to constitute a valid tender of ADSs in the U.S. Offer, the ADSs must be tendered by the holder’s securities intermediary before 5:00 p.m., New York City time, on the Expiration Date. Further, before 5:00 p.m., New York City time, on the Expiration Date, the Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADSs into the Tender Agent’s account at The Depository Trust Company and (ii) an Agent’s Message (as defined in the U.S. Offer to Purchase) before 5:00 p.m., New York City time, on the Expiration Date.

b.	Holders of ADSs that cannot deliver such ADSs and all other required documents to the Tender Agent before 5:00 p.m., New York City time, on the Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in the U.S. Offer to Purchase.

6.	Under no circumstances will interest be paid on the U.S. Offer Price, regardless of any extension of the U.S. Offer or any delay in making payment for the ADSs.

7.	A holder of ADSs tendering ADSs in the U.S. Offer will not bear any cancellation fees or any cash distribution fees payable to the Depositary.

8.	As of the date of the U.S. Offer to Purchase, the Company’s board of directors has not made any recommendation to its shareholders in connection with the U.S. Offer.

9.	Following the Offers, Purchaser intends to (i) deregister the Series B Shares from the Mexican National Securities Registry (Registro Nacional de Valores), maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), and delist the Series B Shares from the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), and (ii) remove the ADSs from listing on the New York Stock Exchange and, if at any time after completion of the U.S. Offer the Series B Shares are held of record by fewer than 300 persons, remove the Shares from registration under Sections 12(g) and 15(d) of the Securities Exchange Act of 1934, as amended.

A tender of ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer. An envelope in which to return your instructions to us is enclosed for your convenience.

THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Payment for ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the Tender Agent in accordance with the procedures set forth in the U.S. Offer to Purchase.

You may request additional information or copies of the U.S. Offer to Purchase and ADS Letter of Transmittal from the Information Agent at its address and telephone number set forth below.

Morrow Sodali LLC

509 Madison Avenue

New York, NY 10022

or

Call Toll-Free (800) 662-5200
Email: opasantander@investor.morrowsodali.com

INSTRUCTION FORM WITH RESPECT TO

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SERIES B SHARES INCLUDING SERIES B SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

OF

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

AT

Ps.24.52 PER SERIES B SHARE

AND

THE U.S. DOLLAR EQUIVALENT OF Ps.122.6 PER AMERICAN DEPOSITARY SHARE

BY

BANCO SANTANDER, S.A.

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED FEBRUARY 7, 2023

The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.

Number of ADSs to be Tendered:	SIGN HERE

ADS*
Signature(s)
Account Number:
Name(s)
Dated ____________
Address(es)
* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.
Area Code and Telephone Number

Taxpayer Identification or Social Security Number

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